Exhibit 99.1

Tecnoglass Provides Additional Detail on Special Committee Review

Barranquilla, Colombia – March 4, 2022 - Tecnoglass, Inc. (NASDAQ: TGLS) (“Tecnoglass” or the “Company”), as disclosed yesterday, the work of a Special Committee of the Board that was formed to assess the allegations in a short seller report issued on December 9, 2021 is nearing completion. Consistent with the allegations in the short seller report, the Special Committee’s mandate was to (1) investigate whether transactions with certain related parties were not properly disclosed, (2) identify and consider the controls associated with related party transactions, and (3) assess the veracity of allegations in the short seller report of past law enforcement activity involving certain Tecnoglass officers. While the Special Committee has been focused only on the issues outlined above and its work is nearing completion, the Special Committee has not, during the course of its work, identified evidence of fraud associated with the related-party transactions referenced in the short seller report. The Company does not expect that the findings from the Special Committee’s review will result in an adverse effect on the Company’s consolidated financial statements, results of operations, or liquidity, in each case for the fiscal year ended December 31, 2021.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Tecnoglass’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’ business. These risks, uncertainties and contingencies are indicated from time to time in Tecnoglass’ filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that Tecnoglass’ financial results in any particular period may not be indicative of future results. Tecnoglass is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events and changes in assumptions or otherwise, except as required by law.

Investor Relations:

Santiago Giraldo
CFO
305-503-9062
investorrelations@tecnoglass.com